                                                                  EXECUTION COPY

                              Dated October 14 2004

                                UMW ACE (L) LTD.

                           WUXI LONGHUA PIPE CO., LTD.

                              KING PARTNER LIMITED

                         WUXI QUANHUA MATERIAL CO., LTD.

                        WUXI SEAMLESS OIL PIPE CO., LTD.

                                       AND

                                MR. PIAO LONGHUA

                             -----------------------

                                MASTER AGREEMENT

                             -----------------------

                                   relating to

                        WUXI SEAMLESS OIL PIPE CO., LTD.

                                LLINKS LAW OFFICE
                                  OCTOBER 2004

                                    CONTENTS

CLAUSE                                                                           PAGE

SCHEDULE 4      PARTICULARS AND DIAGRAMS OF PROPERTIES (INCLUDING SIZE, TERM OF

THIS AGREEMENT is made on October 14, 2004 in Malaysia

BY AND AMONG:

(1)   UMW ACE (L) LTD., a company incorporated and existing under the laws of
      Malaysia, and its legal address at Brumby House, Jalan Bahasa, P.O. Box
      80148, 87011 Labuan F.T., Malaysia (the "TRANSFEREE");

(2)   WUXI LONGHUA PIPE CO., LTD., a company incorporated and existing under the laws of the PRC, and registered with the SAIC with its legal address at
      No. 10, Zhujiang Road, Wuxi New District, PRC("LONGHUA");

(3)   KING PARTNER LIMITED, a company with limited liability incorporated and existing under the laws of British Virgin Islands, and its legal address at BRITISH VIRGIN ISLANDS("KING PARTNER");

(4)   WUXI QUANHUA MATERIAL CO., LTD., a company with limited liability incorporated and existing under the laws of the PRC, and registered with the SAIC with its legal address at No. 10, Zhujiang Road, Wuxi New
      District, PRC ("QUANHUA MATERIAL");

(5)   MR. PIAO LONGHUA, a PRC citizen and nature person with controlling power over Wuxi Seamless Oil Pipe Co., Ltd., whose ID Number is
      230602196206250415 ("MR. PIAO"); and

(6)   WUXI SEAMLESS OIL PIPE CO., LTD., a company with limited liability incorporated and existing under the laws of the PRC, and registered with
      SAIC with its legal address at No. 38 Zhujiang Road, Wuxi High and New
      Technology Development District, Jiangsu Province, PRC ("THE COMPANY").

WHEREAS:

(A)   The Company is a Sino-foreign equity joint venture which has a registered capital of US$5,200,000, with Longhua holding 25%, King Partner holding
      25% and Quanhua Material holding 1% of the registered capital.

(B)   The business scope of the Company is production of oil pipes; sale of products produced by the Company; processing trade with supplied and imported materials as well as processing on commission.

(C)   Mr. Piao has direct or indirect controlling power over the Company,
      Longhua, King Partner, as well as Quanhua Material and is the legal representative of the Company.

(D)   The particulars of the Company are set out in Schedule 1.

(E)   The Transferors wish to transfer and the Transferee wishes to purchase the
      Targeted Equity (as defined below), subject to and in accordance with the terms and conditions set out in this Agreement.

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(F)   The Parties have agreed to make certain representations, warranties and undertakings in accordance with the terms and conditions of this
      Agreement.

IT IS AGREED as follows:

1.    INTERPRETATION

1.1   In this Agreement, in addition to terms defined above, the following terms shall have the following meanings:

      "AFFILIATE" means, in relation to any person, any other person, corporation, partnership or other entity directly or indirectly controlling or controlled by or under direct or indirect common control with that person (the term "CONTROL" for the purpose of this definition includes direct or indirect controlling through board representation, or direct or indirect ownership of at least 30% of the voting rights of the said entity) or relatives of a nature person. For the purpose of Clause
      4.5, the Transferors and its shareholders, Mr. Piao Mr. Piao Quanhua
      (Whose ID number is 230604196505070011) and Chi Cuixia are Affiliates to
      one another;

      "AMENDED BUSINESS LICENCE" means the amended business licence of the
      Company to be issued by the SAIC following approval of the Joint Venture
      Contract, the Articles and relevant documents regarding the Targeted
      Equity transfer contemplated by this Agreement;

      "APPROVAL AUTHORITY" means MOC, SAFE, SAIC and/or any other PRC governmental departments which have the power to examine and approve the
      Targeted Equity transfer contemplated by this Agreement;

      "ARTICLES" means the amended articles of association of the Company to be signed by Deqiang Chuangye, Wuxi Venture and the Transferee in accordance with this Agreement;

      "AUDITED ACCOUNTS" means the audited accounts and financial records of the
      Company for the year of 2001, 2002 and 2003and (if any) the audited accounts and financial records of the Company's Subsidiaries for the year of 2001, 2002 and 2003 (as set out in Schedule 6 hereof);

      "AUDITOR" means accounting firm of registered accountants designated by the Transferee and appointed by the Company as its auditor from time to time;

      "BALANCE SHEET DATE" means the date of Management Account of the Company,
      i.e., September 30, 2004;

      "BANK GUARANTEE" means the on demand bank guarantee in form and substance acceptable to the Transferee issued in favour of the Transferee by a bank with international reputation and

                                        2

      be recognized by the Transferee under which the Transferee shall be entitled to draw certain amounts as per Clause 5.2;

      "BONUS" means the amount payable by the Transferee to King Partner in consideration of its contribution for the Targeted Equity transfer contemplated by this Agreement, and its obligations and responsibilities under this Agreement. Such Bonus amounts to total RMB 190,000,000, but is subject to all conditions set forth under Clause 5.2.3.

      "BUILDINGS" means the buildings and constructions owned by the Company on the Site, the particulars and diagram of which are set out in Schedule 4 of this Agreement;

      "BUSINESS DAY" means a day on which banks in Malaysia and Shanghai are open for business (excluding Saturday, Sunday and public holidays);

      "COMPLETION" means the completion of the sale and purchase of the Targeted
      Equity (after the Approval Authority approves the Targeted Equity transfer) and the hand-over by the Transferors to the Transferee of the relevant documents in accordance with Clause 5, at the time and place specified in Clause 5.1;

      "COMPLETION DATE" means the date as determined in accordance with Clause
      5.4.3;

      "CONSIDERATION" means the amount of consideration payable by the
      Transferee to the Transferors for the transfer of the Targeted Equity in accordance with Clause 2.2. Such consideration amounts to RMB 90,000,000 and to be paid to the Transferors respectively according to Clause 5.2.1;

      "DEQIANG CHUANGYE" means Wuxi Deqiang Chuangye Investment Co., Ltd., a company with limited liability incorporated and existing under the laws of
      PRC, and registered with the SAIC with its legal address at Room 909,
      Xincheng Mansion, No. 1 North Changjiang Road, Wuxi New District, PRC;

      "ENCUMBRANCE" means any mortgage, pledge, lien, option, right of first refusal (excluding the statutory pre-emptive right between the current shareholders of the Company as of the date hereof with respect to the
      Company's equity) or any other kind of security interest or claim on any asset or against a proprietary right;

      "GOVERNMENTAL APPROVALS" means all the approvals and permits issued by PRC government including departments of local government with respect to Joint
      Venture Contract, the Articles and relevant documents regarding the
      Targeted Equity transfer according to laws;

      "HUAYI SPECIAL STEEL" means Tangshan Huayi Special Steel Co., Ltd., a company with limited liability incorporated and existing under the laws of
      PRC, and registered with the SAIC with the legal address at West to
      Yanzhuang, Qianying Town, Fengnan District, Tangshan City, PRC;

                                        3

      "INFORMATION TECHNOLOGY" means all computer systems, communications systems, software and hardware owned, used or licensed by or to the
      Company;

      "INTELLECTUAL PROPERTY" and "INTELLECTUAL PROPERTY RIGHTS" shall include patents, patent applications, utility models, trade marks, service marks, registered designs, unregistered design rights, copyrights, technical drawings, business names, database rights, internet domain names, brand names, computer software programmes and systems, know how, inventions, confidential information and other industrial or commercial intellectual property rights whether registered or capable of registration and all applications for registration or protection of the foregoing;

      "JOINT VENTURE CONTRACT" means the amended Joint Venture Contract to be concluded by the Transferee, Deqiang Chuangye and Wuxi Venture in
      accordance with this Agreement;

      "LICENCES" means licences, consents, orders, confirmations, permissions, certificates, approvals and authorities necessary or desirable for the carrying on of the business and operation of the Company;

      "LITIGATION" includes any claim, legal action, proceedings, suit, litigation, prosecution, or arbitration (other than as plaintiff in the collection of debts arising in the ordinary course of its business) in which the Company is involved;

      "MANAGEMENT ACCOUNTS" means the financial accounts and books of the
      Company and the Subsidiaries for the financial period ending on Balance
      Sheet Date as provided to the Transferee (as set out in Schedule 11 hereof);

      "MOC" means the Ministry of Commerce of PRC or its designated local authorities;

      "NEW LAND" means the land for a size of about 330,000 square meters whose certificate(s) of land use right was granted in the year of 2004;

      "PAYMENT DATE" means each of the days on which the Transferee shall make the payment of the Consideration and/or the Bonus to the Transferors in
      accordance with Clause 5.1 and Clause 5.2;

      "PARTIES" means the parties to this Agreement;

      "PBOC" means the People's Bank of China, the central bank of PRC;

      "PRC" for the purposes of this Agreement means the Mainland of the
      People's Republic of China;

                                        4

      "PROFIT GUARANTEE" means the guarantee made by the Transferors and Mr.
      Piao to Transferee that the Company will deliver a profit after tax
      (audited) according to Clause 5.2.2 hereof.

      "PROPERTIES" means the Site and the Buildings, the particulars and the drawing of which are set out in Schedule 4 hereto;

      "RENMINBI" OR "RMB" means the lawful currency of the PRC;

      "SAFE" means the State Administration of Foreign Exchange of PRC or its
      designated local authorities;

      "SAIC" means the State Administration for Industry and Commerce of PRC or
      its designated local authorities;

      "SHENLI CO." means Shenli Oil Field Altiplano Drill Pipe Co., Ltd., a company with limited liability incorporated and existing under the laws of
      PRC, and registered with the SAIC with the legal address at First Class
      Industrial Park, Economic Development District of Dongying City, PRC;

      "SITE" means the site that the Company uses or has the right to use in its business operation, the particulars and diagram of which are set out in
      Schedule 4 of this Agreement;

      "SUBSIDIARY(IES)" means any entity in which the Company has equity interests and shall include without limitation Shenli Co., Huayi Special
      Steel,. Wuxi Seamless Special Pipe Manufacturing Co., Ltd. and WSP Canada
      Ltd.

      "SOCIAL SECURITY FUNDS" means pension funds, housing funds, unemployment insurance, medical insurance, work injuries insurance, procreation insurance and any other social security funds as provided by PRC authorities from time to time to which an employer in PRC is obliged to make contributions for its employees;

      "TARGETED EQUITY" means a total of 51% interest in the registered capital of the Company (currently held by the Transferors) to be purchased by the
      Transferee pursuant to this Agreement;

      "TAXATION" means any and all applicable tax or taxes and fees charged and collected by government authorities concerned, and "TAX" should be construed accordingly;

      "TRANSFERORS" means LONGHUA, KING PARTNER AND QUANHUA MATERIAL.

      "US DOLLARS" OR "US$" means the lawful currency of the United States of
      America; and

                                        5

      "WUXI VENTURE" means Wuxi High and New Technology Venture Investment Co.,
      Ltd., a company with limited liability incorporated and existing under the laws of the PRC, and registered with the SAIC with its legal address at
      No. 34 Changjiang Road, Wuxi New District, PRC.

1.2   HEADINGS

      The headings of Clauses are inserted for convenience only and shall not affect the construction of this Agreement.

1.3   REFERENCES

      Words in the singular may be interpreted as referring to the plural and vice versa. Words denoting the masculine include a reference to the feminine and vice versa.

1.4   SCHEDULES

      The Schedules comprise all schedules set out in the Table of Content of this Agreement and form an integral part of this Agreement.

2.    TRANSFER OF TARGETED EQUITY

2.1   Subject to the terms of this Agreement, the Transferors (each as to the percentage of the Targeted Equity specified against its name in Schedule
      2) agree to transfer and the Transferee agrees to purchase the Targeted
      Equity, free from all Encumbrances and together with all rights and obligations now or hereafter attaching or accruing thereto.

2.2   The total Consideration payable for the Targeted Equity shall be RMB
      90,000,000, which shall be divided among the Transferors as set out in
      Schedule 2 and paid to the Transferors in RMB or US Dollars (as chosen by the Transferee in line with requirement of laws and regulations) in accordance with Clause 5.2. If the payment is made in US Dollars, such payment shall be able to be converted into an equivalent amount of RMB as per the exchange as provided in Clause 5.2.1.

2.3   Provided that the Completion has taken place, King Partner's obligation of having the Bank Guarantee issued by a bank in favour of the Transferee and the Transferee's obligation of paying the Bonus to King Partner, in accordance with Clause 5.2.3, shall be performed respectively.

2.4   If any amount, no matter as the Consideration or the Bonus, is payable and remains unpaid by any Party to the other Party or Parties in respect of any claim against that Party for any breach of this Agreement (or any agreement entered into pursuant to this Agreement) or pursuant to

                                        6

      any indemnity hereunder, the amount maybe deducted by the other Party by means of adjustment to the Consideration and/or the Bonus which shall be paid or collected by the other Party hereunder.

2.5   For the purpose of filing with the Approval Authority and registration for the Targeted Equity transfer under this Agreement, Transferors, Mr. Piao and the Transferee, as the case may be, shall further execute, reach, agree and enter into relevant agreements according to the principals and terms hereof, which includes without limitation the following:

      2.5.1       Equity Transfer Agreement between Longhua and Transferee for
                  25% equity transfer from Longhua ;

      2.5.2       Equity Transfer Agreement between King Partner and Transferee for 25% equity transfer from King Partner; and

      2.5.3       Equity Transfer Agreement between Quanhua Material and
                  Transferee for 1% equity transfer from Quanhua Material.

      Notwithstanding anything concluded in the above-mentioned agreement to the contrary, the terms and conditions provided hereof shall prevail unless the mandatory laws and regulations provide otherwise. The Transferors and
      Mr. Piao will ensure that Deqiang Chuangye and Wuxi Venture will promptly executed documents needed to complete the transaction contemplated by this
      Agreement.

3.    CONDITIONS PRECEDENT

3.1   Completion of the transactions contemplated under this Agreement shall be conditional upon the fulfilment of the following conditions (hereinafter referred to as "Conditions Precedent"):

      3.1.1       conditions in respect of the actions to be taken by each
                  Party:

      (a)         all the necessary corporate actions have been taken by each
                  Party;

      (b)         all the necessary resolutions have been passed by the board of the Company, and the copies of those documents have been
                  provided to each Party;

                  (i)   to approve the transaction contemplated by this
                        Agreement, the Articles and the Joint Venture Contract;
                        and

                  (ii)  to approve the transfer of Targeted Equity to the
                        Transferee according to this Agreement, the Articles and
                        the Joint Venture Contract.

                                        7

      (c)         the consent from Deqiang Chuangye and Wuxi Venture for the transaction contemplated by this Agreement to be obtained by
                  Transferors and Mr. Piao;

      (d)         the execution of Joint Venture Contract, the Articles and
                  other relevant document necessary for the Targeted Equity
                  transfer hereof (including without limitation the agreements under Clause 2.5) by the Transferors and the Transferee;

      (e)         all the warranties made by the Transferors, the Company and
                  Mr. Piao under Schedule 3 remain to be true, accurate,
                  complete and not misleading on the date of this Agreement and remain to be true, accurate, complete and not misleading in material aspects according to the facts and situations
                  existing by then on the Completion Date and each Payment Date;

      (f)         the Company has obtained all consents (as necessary) from its then creditors for the contemplated transaction under this
                  Agreement to the extent such consents are required.; and

      (g)         Confidential Agreements and Non-compete Agreements which shall in all contents and forms satisfactory to the Transferee have been entered into by and between the Company and the senior management (as determined by the Transferors) of the Company.

      3.1.2       conditions in respect of actions to be taken by governments;

      (a)         all Governmental Approvals have been obtained and any such approvals do not materially alter the key terms of this
                  Agreement, the Joint Venture Contract or the Articles, and do
                  not impose additional obligations on each Party (unless
                  otherwise agreed by each Party in writing or required by
                  mandatory regulation of PRC laws);

      (b)         the Amended Business Licence with substantially the same
                  content as that stated in the Joint Venture Contract has been issued to the Company; and

      (c)         pursuant to the currently effective laws and regulations, all the facilities and projects under construction and/or to be constructed of the Company, according to the actual
                  construction progress, have passed all acceptance procedures required by the relevant government authorities relating to other aspects (including but not limited to the environment protection, fire control, labor safety and sanitation) and the
                  Company has obtained all licenses necessary for such
                  construction other than those listed in Schedule 12.

3.2   The Transferee may at its discretion waive, conditionally or unconditionally, all or part of the Conditions Precedent in Clause 3.1 by notifying the Transferors and Mr. Piao in writing (excluding conditions relating to the Transferee under Clause 3.1.1, which can only be jointly waived by the Transferors and Mr. Piao).

                                        8

3.3   If any Party is in material breach of the warranties made by that Party under this Agreement or any other obligation hereunder, the other Party which enjoys the protection from such warranties so breached may forthwith terminate this Agreement and the Joint Venture Contract by notifying the remaining Parties in writing.

3.4   Government Approvals may be applied only when the Conditions Precedent under Clause 3.1.1(a), (b), (c) and (d) are confirmed in writing by each
      Party to have been satisfied or waived according to Clause 3.2. Under this circumstance, the Conditions Precedent under Clause 3.1.1(a), (b), (c) and
      (d) shall be deemed to be satisfied and no longer enforceable. .

3.5   Each Party shall use all commercially reasonable efforts to ensure the satisfaction of the Conditions Precedent provided in Clause 3.1. However, each Party hereby confirms, that the Conditions Precedent provided in
      Clause 3.1 are only set as a goal for each Party and shall not give rise to any liability or claims on the part of any Party.

      Notwithstanding the preceding paragraph, any agreement concluded by
      Parties with respect to the costs and expenses incurred for the satisfaction of the Conditions Precedent or other matters shall not be subject to the preceding paragraph.

4.    UNDERTAKINGS

4.1   As of the date of this Agreement to the Completion Date and except as agreed by each Party, each of the Company, the Transferors and Mr. Piao jointly and severally undertake and shall ensure and procure that:

      4.1.1       the Company shall take all reasonable steps to preserve and protect its assets;

      4.1.2       prompt disclosure is made to the Transferee of all relevant information which comes to the notice of the Company or any
                  Transferor or Mr. Piao in relation to any fact or matter
                  (whether existing on or before the date of this Agreement or arising afterwards) which will constitute a breach of any
                  warranty made by the Transferors, the Company and Mr. Piao under Schedule 3 if the warranties were to be repeated at the time of the Completion by reference to the facts and
                  circumstances then existing;

      4.1.3       no dividend or other distribution shall be declared, paid or made by the Company;

      4.1.4       no equity shall be issued or agreed to be issued by the
                  Company;

      4.1.5       no loan capital shall be issued or agreed to be issued by any the Company, excluding the issuance of loan capital which is necessary in the ordinary course of business;

                                        9

      4.1.6       no action is taken by the Company which causes any major
                  impediment or undue delay to the consummation of the
                  transactions contemplated by this Agreement, the Articles or the Joint Venture Contract and the Company and the Transferors
                  shall not take any action which causes a breach of the
                  warranties made by the Transferors under Schedule 3;

      4.1.7       the Company shall not enter into any contract of a material value or any contract or commitment of a long term nature or make any material expenditure (excluding material expenditures provided under any contract already entered into and disclosed to the Transferee in writing at the execution date of this
                  Agreement) unless it has notified the Transferee in writing the particulars of such contract, commitment or material
                  expenditure, and has obtained consent from the Transferee.
                  Provided that the Transferee objects to such agreement and such agreement has been concluded eventually, the Transferee shall at its discretion terminate this Agreement, should the
                  Company enter into such contract or commitment or make such material expenditure (for the purpose of this Clause,
                  "material" means more than one year in term or exceeding RMB
                  1,000,000 in amount). For the purpose of this Clause, the
                  Transferee shall appoint a designated person as the contact person for receiving such notices from the Company;

      4.1.8       the Company shall not take any action that may result in any material change in its nature or scope of the operations;

      4.1.9       the Company shall not agree to any variation or termination of any existing contract (except automatic expiration as per the term of the contract) to which it is a party and which may have an adverse material effect upon its normal operations;

      4.1.10      the Company shall not (whether in the ordinary course of
                  business or otherwise) acquire or dispose of, or agree to
                  acquire or dispose of any capital asset;

      4.1.11      the Company shall not enter into any agreement, contract,
                  arrangement or transaction other than in the ordinary course of business; and

      4.1.12      the Company shall not change or agree to change any
                  constitutional documents (e.g. Articles of Accusation),
                  business plan and development strategy of any of the
                  Subsidiaries. Huayi Special Steel's Articles of Association
                  have not been further changed since its acquisition by the
                  Company.

4.2   If the Company fails to collect all the receivables (including accounts receivable, notes receivable and other receivables) set out in Schedule 5 before the end of the next calendar year, the Transferors and Mr. Piao shall jointly and severally be liable to purchase the uncollected receivables and compensate the Company by paying to the Company a sum in cash equal to the full face value of such receivables within one month after the end of the next calendar year. In that case, rights to such receivables shall pass to the Transferors and Mr. Piao (as the case may
      be) and the Company shall assist to fulfil the relevant procedures, if any.

                                       10

4.3   If the Company fails to withdraw investment in Shenli Co. before June 30 of the next calendar year, the Transferors and Mr. Piao shall jointly and severally be liable to compensate the Company by paying to the Company a sum in cash equal to the book value of such investment before July 30 of the next calendar year.

      If the Company incurs any obligation or liabilities because it is the shareholder of Shenli Co., the Transferors and Mr. Piao will jointly liable to reimburse the Company for any damage and/or loss resulting from such obligations and liabilities.

4.4   If the Company is liable or threatened to be responsible to any third party due to any suretyship or other arrangement under which the Company provides guarantee for third party which are provided before the
      Completion Date, the Transferors and Mr. Piao shall compensate and hold the Company harmless from such liability.

4.5   At and after the Completion and before the later date of (i) fifteen years anniversary of the Completion Date and (ii) the date as of Mr. Piao and his Affiliate are no longer shareholders of the Company, Mr. Piao shall not, engage in and shall ensure all his Affiliate not to engage in the operation of any kind of enterprise(s) except the Company, whose business(es) is (are) competitive to the business of the Company as of the projects on the New Land have been completed, or have any shareholding in any kind of enterprise(s) except the Company, whose business(es) is (are)
      competitive to the business of the Company as of the time the projects on the New Land have been completed, or be employed by any kind of enterprise(s), whose business(es) is (are) competitive to the business of the Company as of the time the projects on the New Land has been completed, or assist any kind of enterprise(s) except the Company, to compete with the Company.

4.6   The Transferee, the Transferors and Mr. Piao undertakes that they will not take any action that will cause any major impediment or undue delay to the consummation of the transactions contemplated by this Agreement.

4.7   Mr. Piao, Deqiang Chuangye and King Partner hereby further undertake that after the Completion, they shall use all commercially reasonable efforts to ensure that Deqiang Chuangye will purchase from Wuxi Venture the 5%
      equity of the Company in line with the applicable laws and regulations.
      The Transferee hereby agrees to such equity transfer.

4.8   Mr. Piao, Deqiang Chuangye and King Partner hereby further undertake that they will ensure that Wuxi Venture will not in any means oppose any listing plan relevant to the Company and will fully cooperate on the implementation of such plan.

4.9   For the avoidance of doubt, in the event any of the Transferors, the
      Company or Mr. Piao fails to perform its obligations in Clause 4, the
      Transferee shall be entitled to deduct the loss or

                                       11

      damage suffered by the Transferee due to such failure from the
      Consideration and/or Bonus to be released to the Transferors and Mr. Piao under Clauses 5.2.1 and 5.2.2.

4.10  At and after the Completion and before the later date of (i) fifteen years anniversary of the Completion Date and (ii) the date the Transferee is no longer a shareholder of the Company, the Transferee shall not, within the territory of PRC Main land, engage in and shall ensure its Affiliate not to engage in the operation of any kind of enterprise(s) except the
      Company, whose business(es) is (are) competitive to the business of the
      Company as of the time the projects on the New Land have been completed.
      For the avoidance of doubt, the Transferee's investment and participation in any business before the Completion Date (Pre-existing Business) shall not be deemed as violating the above provision. However, such exception does not apply to the additional business scope such Pre-existing Business enters into after the Completion Date.

4.11  All Parties agree that any contract to be entered into before and after the Completion between the Company and any other Party hereof or its
      Affiliate shall be concluded on an arm length basis.

4.12  Longhua, Mr. Piao and the Company shall within one month after the date hereof enter into agreement in all contents and forms satisfactory to the
      Transferee stating that titles of Casing Pipe Manufacturing Production
      Line of Longhua shall be transferred to the Company and all the consideration of such transfer shall be paid by Mr. Piao; before such
      Casing Pipe Manufacturing Production Line has been transferred to the
      Company, the Company is entitled to use such Casing Pipe Manufacturing
      Production Line for free; and Longhua shall provide processing service on an exclusive basis to the Company at a price reflecting the real property rent, labour cost, cost of electricity and water and other reasonable and actual costs.

4.13  If the Transferee and/or the Transferee's Affiliate(s) and/or the
      Transferee's directors and agents suffer(s) any loss and/or damage due to the violation of PRC law by this agreement on the transactions contemplated hereby, the Transferors and Mr. Piao will jointly liable to indemnify the Transferee and/or the Transferee's Affiliate(s) and/or the
      Transferee's directors and agents for losses and/or damages (including attorney fees and other legal expenses) and hold the Transferee and/or the
      Transferee's Affiliate(s) and/or the Transferee's directors and agents harmless.

4.14  The Transferee has not reviewed the investment agreements/documents related to the projects on the New Land. If the Transferee finds out before the Completion Date that such investment agreements/documents are not satisfactory, it will have the right to revoke this Agreement. If such investment agreements/documents cause losses, damages or material adverse effect on the Company or on the projects on the New Land, the Transferors and Mr. Piao will jointly compensate the Company.

                                       12

5.    COMPLETION

5.1   Completion shall take place at Wuxi or such other place as the Parties may agree, and at the time and date specified in this Clause.

5.2   Payment

      5.2.1       Within 10 Business Days after the Completion, the Transferee shall make the payment of total RMB 90,000,000 or in the US
                  Dollars equivalent calculated at the middle price of exchange rate between US Dollars and RMB promulgated by the PBOC on the date hereof to the bank accounts designated by each Transferor and Mr. Piao according to the Schedule 2. The Transferors, Mr.
                  Piao and the Transferee shall each bear their own respective bank charges and costs incurred.

      5.2.2       The Transferors together with Mr. Piao hereby irrevocably and unconditionally provide Profit Guarantee in favour of the
                  Transferee that the Company will deliver a profit after tax
                  (audited) of no less than RMB 50,000,000 for the fiscal year ending on December 31 of 2004, RMB 100,000,000 for the fiscal year ending on December 31 of 2005 and RMB 150,000,000 for the fiscal year ending on December 31 of 2006, among which the
                  Transferee shall enjoy 51% through its equity participation in the Company. Provided that the profit after tax of the Company for any year could not meet the above requirement under the
                  Profit Guarantee, the Transferors and Mr. Piao would be
                  jointly liable to compensate the Transferee immediately the amount X calculated as in the following formula:

                  X = (Target Profit - Actual Profit Of the Relevant Year)x51%

                  In the above formula, "Target Profit" means RMB 50,000,000 for the fiscal year ending on December 31 of 2004, RMB 100,000,000 for the fiscal year ending on December 31 of 2005 (provided that any amount of after tax profit for the year of 2004
                  exceeding RMB 50,000,000 shall be deducted from such Target
                  Profit for year 2005) and RMB 150,000,000 for the fiscal year ending on December 31 of 2006 (provided that any amount of after tax profit for the year of 2004 and 2005 exceeding RMB
                  150,000,000 shall be deducted from such Target Profit for year
                  2006); Actual Profit of a year means profit after tax
                  (audited) as determined pursuant to this Agreement.

                  For the purpose of this Clause, the Auditor shall be appointed within 5 days after December 31 of each year of 2004, 2005 and
                  2006. Such Auditor shall do the auditing of the Company for the fiscal year of 2004, 2005 and 2006 to determine the profit after tax of the Company.

      5.2.3.1     Within 10 Business Days after the Completion, the Transferee shall make the payment of the Bonus of RMB 37,000,000 in the
                  US Dollars equivalent calculated at the middle price of
                  exchange rate between US Dollars and RMB promulgated by the
                  PBOC on the

                                       13

                  date hereof to King Partner. King Partner and the Transferee shall each bear its own respective bank charges and costs
                  incurred.

      5.2.3.2     The Transferee agrees that, if after the Completion Date, the
                  Company can show by clear evidence that it will deliver a
                  profit after tax (audited) of no less than RMB 50,000,000 for the fiscal year ending on December 31 of 2004, the Transferee shall make the payment of total RMB 25,000,000 in the US
                  Dollars equivalent calculated at the middle price of exchange rate between US Dollars and RMB promulgated by the PBOC on the date hereof to King Partner before the end of 2004.

                  Provided that the actual profit after tax of the Company for the fiscal year of 2004 could not meet the above requirement of RMB 50,000,000, the Transferors and Mr. Piao would be
                  jointly liable to compensate the Transferee immediately the amount X calculated as following formula:

                  X = (RMB 50,000,000- Actual Profit After Tax Of the Fiscal
                  Year Of 2004)x51%

      5.2.3.3     All Parties agree that the Transferee and King Partner shall coordinate with the issuing bank to the effect that the Bonus of amount of RMB 128,000,000 in the US Dollars equivalent
                  calculated at the middle price of exchange rate between US
                  Dollars and RMB promulgated by the PBOC on the date hereof shall be payable to King Partner at the same time when King
                  Partner has the Bank Guarantee (as the surety of the Profit
                  Guarantee under Clause 5.2.2) issued to the following effect:

                  (i)   The issuing bank shall irrevocably and unconditionally
                        guarantees to the Transferee the due and punctual
                        payment of the amount payable to the Transferee in
                        respect of the Profit Guarantee as and when the same
                        shall become due and payable and agrees that it will on
                        first written demand of the Transferee, pay immediately
                        to the Transferee for account of the Transferee,
                        provided that the maximum aggregate liability of the
                        issuing bank shall be the US Dollars equivalent amount
                        to RMB 153,000,000 calculated at the middle price of
                        exchange rate between US Dollars and RMB promulgated by
                        the PBOC on the date hereof.

                  (ii)  All payments to be made by the issuing bank shall be made in US Dollars equivalent amount payable under the
                        Profit Guarantee by the Transferors and Mr. Piao as per
                        the demand certificate provided by the Transferee and
                        calculated at the middle price of exchange rate between
                        US Dollars and RMB promulgated by the PBOC on the date
                        hereof.

      5.2.4       The Transferee agrees that it will issue a certificate to the issuing bank within 15 Business Days after the profit after tax of the Company has been determined as pursuant to this
                  Agreement to release the amount Y calculated as the following formula under the Bank Guarantee.

                                       14

      5.2.4.1     If the profit after tax for the fiscal year of 2004 exceeds
                  RMB 50,000,000, then

                  Y=(Actual Profit - RMB 50,000,000) x 51% (converted into US
                  Dollars calculated at the middle price of exchange rate
                  between US Dollars and RMB promulgated by the PBOC on the date hereof)

      5.2.4.2     If there is/are actual profit(s) in 2005 and/or 2006, then

                  Y=Actual Profit x 51% (converted into US Dollars calculated at the middle price of exchange rate between US Dollars and RMB promulgated by the PBOC on the date hereof)

      5.2.4.3     In the above formula, Actual Profit means profit after tax
                  (audited) as determined pursuant to this Agreement.

      5.2.5       The Transferee shall pay interest to the Transferor for any late payment calculated at the daily interest rate based on the annual interest rate for commercial loans stipulated by the PBOC for the corresponding period if the Transferee does not perform its payment obligation under Clause 5.2. However, such late payment interest shall be in no case counted after the termination of this Agreement.

      5.2.6       Except with the Transferors' and Mr. Piao's prior written
                  notification to the Transferee for the any change of the bank accounts, the receiving bank accounts designated by the
                  Transferors and Mr. Piao for any payment under this Agreement are as follows:

                  For Longhua:

                  -------------------------------
                  For King Partner:

                  -------------------------------
                  For Quanhua Material:

                  -------------------------------
                  For Mr. Piao:

                  -------------------------------

5.3   The payment of the Consideration made in accordance with Clause 5.4 shall constitute a full discharge for the Transferee of its obligations under
      Clauses 2.2 and 2.3. After the Completion has taken place, the Transferee shall enjoy all right to management, dividends and other shareholder's right in accordance with its equity ratio (51%) in the Company. The
      Company has not declared any dividends and all profits for the full year of 2004 which shall be enjoyed by the Transferee in proportion to its equity percentage after the transaction.

                                       15

5.4   At or before the Completion, the Transferors, the Company and Mr. Piao
      shall:

      5.4.1       Deliver or make available to the Transferee:

                  (i)   written confirmation that none of the Company, any
                        Transferor and Mr. Piao is aware of any matter or thing
                        which constitutes a breach of any of the warranties and
                        undertakings made by the Company, the Transferors and
                        Mr. Piao under this Agreement ; and

                  (ii)  originals of all the Governmental Approvals in relation to the Joint Venture Contract, the Articles and relevant
                        documents regarding the Targeted Equity transfer
                        including but not limited to the certificate of approval
                        issued by MOC and the Amended Business Licence issued by
                        SAIC.

      5.4.2       Notify the Transferee within 5 days upon it is known by them that all the Conditions Precedent provided in Clause 3 (except for conditions relating to the Transferee under Clause 3.1.1)
                  has been satisfied.

      5.4.3       Jointly issue certificate in favour of the Transferee stating that all the Conditions Precedent provided in Clause 3 (except for conditions relating to the Transferee under Clause 3.1.1)
                  has been satisfied according to this Agreement (Unless the
                  Condition Precedent provided in Clause 3 are not fully
                  satisfied, the date the Transferee receives such notice shall be the Completion Date. Otherwise, the Completion Date shall be the date the Conditions Precedent are satisfied or
                  waived.).

5.5   Subject to Clause 5.7, if any Transferor, the Company and Mr. Piao fails or is unable to satisfy the Conditions Precedent under Clause 3.1
      (excluding any Conditions Precedent relating to the Transferee under
      Clause 3.1.1) or to perform any obligation required to be performed by it pursuant to Clause 5.4 within 3 months after the date of this Agreement or before any other deadline that the Parties may otherwise agree, the
      Parties shall negotiate in a friendly manner. If the consensus cannot be reached within 15 days, the Transferee shall not be obliged to complete the equity transfer and may, in its absolute discretion, and by written notice to the Transferors, the Company and Mr. Piao:

      5.5.1       elect to terminate this Agreement and the Joint Venture
                  Contract without liability; or

      5.5.2       elect to complete this Agreement on that date, to the extent that the Company's each of the Transferors and Mr. Piao is able to do so (including to satisfy the Conditions Precedent), or the Transferee may (i) specify a later date on which the relevant Transferor shall be obliged to complete its
                  outstanding obligations; or (ii) exempt certain outstanding obligations and specify a later date on which the other
                  outstanding obligations shall be completed; or (iii) exempt all of the outstanding obligations; or

                                       16

      5.5.3       elect to defer the completion of this Agreement to such other date as it may specify in such notice, in which event the
                  provisions of this Clause 5.5 shall apply, mutatis mutandis, if the relevant Transferors, the Company or Mr. Piao fail and are unable to perform any such obligations on such later date.

5.6   Subject to Clause 3.2 and Clause 5.7, if the Transferee fails or is unable to satisfy the Conditions Precedent under Clauses 3.1 that is related to the Transferee within 3 months after the date of this Agreement or before any other deadline that the Parties may otherwise agree, the Parties shall negotiate in a friendly manner. If the consensus cannot be reached within
      15 days, the Transferors shall not be obliged to complete the equity transfer and may, in its absolute discretion, and by written notice to the
      Transferee:

      5.6.1       whether or not the Governmental Approvals have been obtained, elect to terminate this Agreement and the Joint Venture
                  Contract without liability; or

      5.6.2       elect to complete this Agreement on that date, to the extent that the Company and each of the Transferors is able to do so, or the Transferee may (i) specify a later date on which the
                  Transferee shall be obliged to cause the Conditions Precedent aforementioned to be satisfied; or (ii) waive certain
                  outstanding Condition Precedent aforementioned and specify a later date on which the other outstanding Condition Precedent shall be satisfied; or (iii) waive all of the outstanding
                  Conditions Precedent aforementioned; or

      5.6.3       elect to defer the completion of this Agreement by to such other date as it may specify in such notice, in which event the provisions of this Clause 5.6 shall apply, mutatis
                  mutandis, if the Transferee fails and is unable to perform any such obligations on such later date.

5.7   Nothing in Clauses 5.5 or 5.6 shall affect any rights according to this
      Agreement or antecedent breaches of the obligations of any Party.

5.8   All Parties shall take actions to ensure and cause the Company to appoint members of the Board and senior management of the Company in accordance with the arrangement as follows,

      (i)         the Board of the Company shall consist of 9 directors, among which, 5 directors shall be appointed by the Transferee and 4 directors shall be appointed by Deqian Chuangye under the
                  instruction of Mr. Piao;

      (ii)        the Chairman of the Board shall be Dato' Dr. Abdul Halim Bin
                  Harun ( unless the Transferee appoints other person) and the
                  Vice Chairman of the Board shall be Mr. Piao;

      (iii)       the Company shall appoint Mr. Piao as and Mr. Piao shall
                  accept the appointment to take the position of General Manager of the Company and four Vice General Managers shall be
                  appointed by the Board to assist Mr. Piao's work;

                                       17

      (iv)        among those four Vice General Managers, two Vice General
                  Managers responsible for Finance, Purchasing and Human
                  Resource shall be nominated by the Transferee and the other two Vice General Managers shall be nominated by Mr. Piao; and

      (v)         all senior management of the Company (that is, General Manager and Vice General Managers) shall seek the Board's approval after the nomination by its respective nominating party.

      All the Parties agree, despite that Wuxi Venture is also a shareholder of the Company, the above arrangement shall be applicable and Mr. Piao shall procure and ensure such arrangement to be agreed by Wuxi Venture.

6.    WARRANTIES

Unless agreed otherwise by Parties (if any. However, any matter that comes to the knowledge of the Transferors and Mr. Piao before the date of this Agreement must be disclosed on or before the date of this Agreement):

6.1   The Transferors, Mr. Piao and the Company each represents and warrants to the Transferee in the terms set out in this Agreement (including Schedule
      3). The Transferee represents and warrants to the Transferors in accordance with the applicable terms and conditions under this Agreement
      (including Schedule 3).

6.2   Each Party acknowledge that the other Parties have entered into this
      Agreement in reliance on the warranties and undertakings made by the relevant Parties under this Agreement. Each of the warranties shall be construed as a separate warranty and (save as expressly provided to the contrary) shall not be limited. or restricted by reference to or inference from the terms of any other warranty or any other term of this Agreement.

6.3   The warranties made by each Party under Schedule 3 shall be deemed to be given at the date of this Agreement and remain effective on the Completion
      Date and each Payment Date with reference to the facts and circumstances then existing.

6.4   Each Party undertakes to notify the other Party in writing promptly if it becomes aware of any fact or matter (whether existing on or before the date of this Agreement or arising after the date of this Agreement) which would subject any warranty made by such Party under this Agreement (if the warranties were repeated with reference to the facts and circumstances then existing) to any material adverse effect arising in any respect.

6.5   Each Party agrees that in the event that any of the warranties made by such Party under this Agreement proves to be misleading or untrue then it shall indemnify and keep indemnified the other Party against any losses, damages, costs, expenses, liabilities or claims (including those incurred in defending or settling any claim alleging such liability) that the
      Transferee may suffer as a result thereof, and including (without limitation) any losses relating to its equity interest in the Company, so as to avoid damages on the part of the other Party.

                                       18

7.    ACCESS TO INFORMATION

7.1   As from the date of this Agreement and prior to the Completion, the
      Transferor and Mr. Piao shall cause the Company to and the Company shall give the Transferee and any persons authorized by it such access to the premises and all books, title deeds, records, accounts and other documentation of the Company, as well as the Subsidiaries of the Company as the Transferee may reasonably request, the Transferee shall be permitted to take copies of any such books, deeds, records, accounts and other documentation and shall cause the directors and employees of the
      Company to be instructed to give promptly all such information and explanations to any such persons as aforesaid as may be requested by it or them.

7.2   The materials obtained or known by each Party and any persons authorized by it pursuant to the above clause shall only be used for the purposes of transfer of the Targeted Equity and shall not be disclosed to any non-related third person without the prior written consent of the disclosing Party.

8.    CONFIDENTIALITY

8.1   None of the Parties shall make any public announcement concerning this
      Agreement, any other or subsequent documents executed by the Parties in relation to the transfer of the Targeted Equity as set out in this
      Agreement without the prior written approval of the Parties

8.2   Subject to Clause 8.3, each of the Parties shall treat as confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:

      8.2.1       the provisions of this Agreement and any agreement entered into pursuant to this Agreement;

      8.2.2       the negotiations relating to this Agreement (and such other agreements); or

      8.2.3       the business, financial or other affairs of any other Party
                  (including future plans and targets).

8.3   Clause 8.1 and Clause 8.2 shall not prohibit disclosure or use of any information if and to the extent:

                                       19

      8.3.1       the disclosure or use is required by law, any regulatory body or the rules and regulations of any recognised stock exchange;

      8.3.2       the disclosure or use is required to vest the full benefit of this Agreement in each Party;

      8.3.3       the disclosure or use is required for the purpose of any
                  judicial proceedings arising out of this Agreement or any
                  other agreement entered into under or pursuant to this
                  Agreement or the disclosure is reasonably required to be made to a Taxation authority in connection with the Taxation
                  affairs of the disclosing party;

      8.3.4       the disclosure is made to professional advisers of the Parties provided that such professional advisers comply with the
                  provisions of Clause 8.2 in respect of such information as if they were a party to this Agreement;

      8.3.5       the information becomes publicly available (other than by
                  breach of this Agreement);

      8.3.6       the other Party has given prior written approval to the
                  disclosure or use; or

      8.3.7       the information is independently developed.

9.    ASSIGNMENT

None of the Parties shall be entitled to assign the rights and obligations of any provision of this Agreement without the prior written approval of the other
Parties. The Transferors and Mr. Piao shall not, and shall ensure that the
Company shall not negotiate or enter into any binding document with any third party in connection with equity investment in Company or similar equity cooperation after signing this Agreement and before the Completion.

10.   GOVERNING LAW AND SETTLEMENT OF DISPUTES

10.1  Governing Law

      This Agreement shall be governed and interpreted by PRC law.

10.2  Choice of Arbitration

      10.2.1      The Parties shall strive to settle any dispute arising from or in connection with this Agreement through friendly
                  consultations. In case no settlement can be reached through consultations within 60 days of the date of notification by one Party to the other Parties, then such dispute, including a dispute as to the validity or existence of this Agreement,

                                       20

                  shall be resolved by arbitration at China International
                  Economic and Trade Arbitration Commission ("CIETAC") in
                  Shanghai pursuant to the CIETAC Arbitration Rules.

      10.2.2      The arbitral award shall be final and binding upon the Parties and shall be enforceable in accordance with its terms.

      10.2.3      Any arbitration expense shall be paid by the losing Party or as stated in the arbitral award of the arbitral tribunal. If it becomes necessary for a Party to enforce an arbitral award by legal action of any kind, the defaulting Party shall pay all reasonable costs and expenses and reasonable attorney's fees, including, but not limited to, any cost of additional litigation or enforcement that shall be incurred by the Party seeking to enforce the award.

      10.2.4      During the period when a dispute is being resolved, the
                  Parties shall in all respects other than the issue(s) in
                  dispute continue their performance of this Agreement.

11.   NOTICES

11.1  All notices shall be written in English and may be delivered either by hand, registered airmail or fax to the following addresses or fax numbers
      (as the case may be):

      UMW ACE (L) LTD.

      Address:    3rd Floor, The Corporate, No 10, Jalan Utas (15/7), Batu Tiga
                  Industrial Estate, 40200 Shah Alam, Selangor Darul Ehsan,
                  Malaysia.

      Telephone:  00603-5519 1911
      Facsimile:  00603-5519 3890

      LONGHUA
      Address:    No. 10 Zhujiang Road, Wuxi New District, PRC
      Telephone:  0510-5221271
      Facsimile:  0510-5221271

      KING PARTNER
      Address:    BRITISH VIRGIN ISLANDS
      Telephone:  0510-5057618
      Facsimile:  0510-5057618

      QUANHUA MATERIAL
      Address:    No. 10 Zhujiang Road, Wuxi New District, PRC

                                       21

      Telephone:  0510-5214259
      Facsimile:  0510-5214259

      MR. PIAO
      Address:    No.38 Zhujiang Road, Wuxi High and New Technology Development
                  District, PRC, Jiangsu Province, PRC
      Telephone:  13912388666
      Facsimile:  0510-5226351

      WUXI SEAMLESS OIL PIPE CO., LTD.
      Address:    No. 38 Zhujiang Road, Wuxi High and New Technology Development
                  District, Jiangsu Province, PRC
      Telephone:  0510-5226516
      Facsimile:  0510-5218960

11.2  Any notice, correspondence or document to be served or given under Clause
      11 may be:

      11.2.1      personally delivered against written receipt, in which case it shall be deemed to have been delivered at the relevant address with proof of a written receipt if it is delivered no later than 17:00 hours at the place of delivery on a Business Day;
                  or if it is delivered later than 17:00 hours at the place of delivery on a Business Day or at any time at the place of
                  delivery on a non-Business Day, at 09:00 hours at the place of delivery on the next Business Day; or

      11.2.2      sent by pre-paid courier services, in which case it shall be deemed to have been delivered five Business Days after the date of posting; or

      11.2.3      sent by pre-paid priority airmail from or to any place outside the PRC, in which case it shall be deemed to have been
                  delivered ten Business Days after the date of posting; or

      11.2.4      sent by facsimile, in which case it shall be deemed to have been delivered after transmission subject to confirmation of uninterrupted transmission by a transmission report and oral confirmation of receipt (which shall be noted and initialled by the sender in writing), but if any notice by facsimile is sent after 17:00 hours at the place of receipt on any Business
                  Day or at any time on a non-Business Day at the place of
                  receipt, such notice shall be deemed to have been delivered at
                  09:00 hours at the place of receipt on the next Business Day.

11.3  During the term of this Agreement, any Party shall have the right to change its address or fax number for receiving notices at any time, upon notice in writing to each of the other Parties.

                                       22

12.   COSTS

Each Party shall bear its own costs incurred in connection with the negotiation, preparation and enforcement of this Agreement, unless otherwise agreed by each
Party.

13.   ENTIRE AGREEMENT

This Agreement and all the agreements and/or documents referred to herein or incorporated by express reference, constitute the entire agreement between the
Parties with respect to the subject matter of this Agreement, and supersede all previous oral and written agreements, contracts, understandings and communications of the Parties in respect of the subject matter of this Agreement
(other than the Joint Venture Contract and the Articles) including, without limitation, the Minutes of the Meeting conducted on August 25, 2004.

14.   SEVERABILITY

If any provision of this Agreement is held to be invalid or unenforceable, then such invalid part shall be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement (unless provided for by mandatory laws and regulations). The Parties shall then use all reasonable endeavours to replace the invalid provisions by a valid substitute provision the effect of which is as close as possible to the intended effect of the invalid provision.

15.   WAIVER

15.1  No failure or delay by any Party in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy. Knowledge of a Party of any failure of other Parties does not result in a waiver.

15.2  The rights and remedies of the Parties under or pursuant to this Agreement may be exercised in any circumstances.

15.3  Any waiver can only be made in writing and be expressly stated as to the events, matters and provisions relevant to the waiver.

                                       23

16.   LIABILITIES FOR BREACH

The Parties shall strictly abide by this Agreement. In the event of a breach of this Agreement, the breaching Party shall be liable to the performing Parties for damages incurred as a result of such breaching Party's breach of contract.

17.   LANGUAGE

This Agreement shall be written in both English and Chinese. Both the Chinese and English shall be given equal weight in the interpretation of this Agreement.

This Agreement is executed in Malaysia by the duly authorised representatives of the Parties in eight original copies in both English and Chinese version.

                                       24

UMW ACE (L) LTD.

/s/ Dato'Dr. Abdul Halim Bin Harun
----------------------------------
Authorised Representative:            WITNESSED BY
Name: Dato'Dr. Abdul Halim Bin Harun  /s/ Zulkifly Hj Zakaria  /s/ Ooi Koe Leong
                                      -----------------------  -----------------
Title: ______________                 Zulkifly Hj Zakaria      Ooi Koe Leong

/s/ Zhang Jun
----------------------------------
Authorised Representative:            WITNESSED BY
Name: Zhang Jun                       /s/ Zulkifly Hj Zakaria  /s/ Ooi Koe Leong
Title:                                ----------------------   -----------------
                                      Zulkifly Hj Zakaria      Ooi Koe Leong

WUXI LONGHUA PIPE CO., LTD.

/s/
----------------------------------
Authorised Representative:            WITNESSED BY
Name:                                 /s/
Title:                                ----------------------
                                      Name:

KING PARTNER LIMITED

/s/
----------------------------------
Authorised Representative:            WITNESSED BY
Name:
Title:                                /s/
                                      ----------------------
                                      Name:

WUXI QUANHUA MATERIAL CO., LTD.

/s/
----------------------------------
Authorised Representative:            WITNESSED BY
Name:
Title:                                /s/
                                      ----------------------
                                      Name:

WUXI SEAMLESS OIL PIPE CO., LTD.

/s/
----------------------------------
Authorised Representative:            WITNESSED BY
Name:
Title:                                /s/
                                      ----------------------
                                      Name:

                                       25

MR. PIAO LONGHUA

/s/
----------------------
Signature                                   WITNESSED BY

                                            /s/
                                            --------------
                                            Name:

                                       26

                                   SCHEDULE 1
                           INFORMATION ON THE COMPANY

1.    Date of Establishment:                September 17, 1999

2.    Place of Establishment:               Wuxi

3.    No. of Business License:              Qi Wai Su Xi He Zong Zi No. 004300

4.    Legal Address:                        No. 38 Zhujiang Road, Wuxi High and
                                            New Technology Development District,
                                            Jiangsu Province, PRC

5.    Legal Representative:                 Mr. Piao Longhua

6.    Directors:                            Piao Longhua, Piao
                                            Shenhua, Piao Junhua, Dong Yanping,
                                            Li Changhe, Zhou Ziqiang, Piao
                                            Quanhua

7.    Registered Capital:                   US$ 5,200,000,
                                            fully injected into the Company

8.    Shareholders:                         Deqiang Chuangye (44%)
                                            Longhua (25%)
                                            Wuxi Venture (5%)
                                            King Partner (25%)
                                            Quanhua Material (1%)

                                       27

                                   SCHEDULE 2
                          TARGETED EQUITY/CONSIDERATION

(1) TRANSFERORS        (2) PERCENTAGE OF THE   (3) CORRESPONDING           (4) CONSIDERATION
                           EQUITY  IN THE          REGISTERED CAPITAL TO
                           COMPANY TO BE           BE SOLD
                           SOLD

    Longhua                25%                     US$ 1,300,000               RMB 44,117,647
    King Partner           25%                     US$ 1,300,000               RMB 44,117,647(paid in US$)
    Quanhua Material       1%                      US$ 52,000                  RMB 1,764,706

                                       28

                                   SCHEDULE 3
                                   WARRANTIES

           A. WARRANTIES OF THE TRANSFERORS, THE COMPANY AND MR. PIAO

For the purpose of this Agreement, the Transferors, the Company and Mr. Piao
(collectively in this Schedule 3 referred to as "WSP Related Parties") represent and warrant to the Transferee as follows and shall be jointly and severally responsible for such warranties made by itself, as well as the other party.

1.    AUTHORITY AND CAPACITY OF THE TRANSFERORS

      1.1         Incorporation and Authority to enter into this Agreement

                  The Transferors and the Company are companies duly
                  incorporated and registered and validly existing under the laws of PRC. Each of the WSP Related Parties has the legal power and authority to enter into and perform this Agreement and any other documents (the "Relevant Documents") to be
                  executed by the WSP Related Parties pursuant to or in
                  connection with this Agreement which when executed will
                  constitute valid and binding obligations on such WSP Related
                  Parties, in accordance with their respective terms.

      1.2         Each of the WSP Related Parties has taken all necessary
                  corporate actions, including without limitation all relevant shareholders' resolutions and/or board resolutions, to
                  authorise each of the WSP Related Parties respectively
                  entering into and performance of this Agreement and any other documents pursuant to or in connection with this Agreement.
                  Such actions remain in full force and effect.

      1.3         The signatory whose name appears under the name of each of the
                  WSP Related Parties on the execution page of this Agreement is respectively a duly authorised signatory of such Party.

2     NO BREACH

      The execution of, and the performance by the WSP Related Parties of their obligations under, this Agreement and any Relevant Documents will not:

      2.1         result in a breach of any provision of the articles of
                  association or other constitutional documents of any WSP
                  Related Party; or

      2.2         result in a breach of or give any third party a right to
                  terminate or modify, any agreement, licence or other
                  instrument or result in a breach of any order, judgment or decree of any court or governmental agency (except for the loan referred to under Clause 3.1.3 and other matters agreed by the Transferee).

                                       29

      2.3         The Transferors are entitled to sell and transfer to the
                  Transferee the full ownership of the percentage of the
                  Targeted Equity set opposite their names in Schedule 2 on the terms of this Agreement without the consent of any third party
                  (except for Government Approvals and consents already
                  obtained).

3.    ACCURACY AND ADEQUACY OF INFORMATION DISCLOSED TO THE TRANSFEREE

      All information contained in this Agreement and all other information which has been given or made available by the WSP Related Parties or any of their agents, employees or professional advisers in the course of the negotiations leading to this Agreement or in the course of any due diligence or other investigation carried out by or on behalf of the
      Transferee prior to entering into this Agreement is complete and accurate in all respects and not misleading.

4.    ACCOUNTS AND RECORDS

      4.1         The Company have prepared the Audited Accounts as set out in
                  Schedule 6 and the Management Accounts in accordance with PRC laws and in accordance with accounting principles, standards and practices generally accepted at the date of this Agreement in the PRC so as to give a true and fair view of the assets, liabilities and state of affairs of the Company (including the depreciation of the fixed assets).

      4.2         Other than those listed in Schedule 13, none of the credits and/or receivables which occurs before the Balance Sheet Date
                  (i.e., September 30,2004) owned by the Company has been
                  outstanding for more than six months from its due date for payment. All such credits and/or receivables (including those listed in Schedule 13) have not been released and will be
                  realised in the normal course of collection their full value
                  (unless otherwise agreed by the Transferee).

      4.3         Borrowings

                  4.3.1   The amounts borrowed by the Company do not exceed any
                          limitation on its borrowings contained in its articles
                          of association or in any document binding upon it.

                  4.3.2   The Company has not had any outstanding loan capital,
                          or has engaged in any financing of a type which would
                          not be required to be shown or reflected in the
                          Audited Accounts or Management Accounts or borrowed
                          any money which it has not repaid.

      4.4         Changes Since Balance Sheet Date (except as agreed by the
                  Transferee in writing)

                  Since the Balance Sheet Date as regards the Company:

                                       30

                  4.4.1   no material adverse change have occurred as to its
                          supply and customer relations, its financial, trading
                          position or turnover;

                  4.4.2   its business has been carried on in the ordinary
                          course, without any interruption or alteration in its
                          business scope or manner, and thus remains as a going
                          concern;

                  4.4.3   its business has not been materially and adversely
                          affected by the loss of any important customer or
                          supplier. For these purposes, an important customer or
                          supplier in respect of the Company means one that in
                          either of the two years immediately preceding the
                          Balance Sheet Date whose transaction volumes with the
                          Company accounted for 5% or more of the turnover of
                          the Company;

                  4.4.4   no dividend or other distribution has been declared,
                          made or paid to its equity holders except as disclosed
                          in the Audited Accounts;

                  4.4.5   it has not increased or reduced or agreed to increase
                          or reduce any of its registered capital or create or
                          agreed to create any Encumbrance thereupon;

                  4.4.6   the Company has continued to pay its creditors in the
                          ordinary course of business;

                  4.4.7   except in the ordinary course of business, no contract
                          has been entered into and no obligation or liability
                          has been assumed by the Company other than this
                          Agreement and the transactions contemplated hereby;

                  4.4.8   the Company is not liable or is not required to repay
                          prematurely any loan capital or borrowed moneys;

                  4.4.9   the Company has not purchased, sold, transferred or
                          otherwise disposed of any fixed assets or any other
                          asset with value exceeding RMB 1,000,000 in a single
                          transaction, or withdraw, waive or released any debts
                          or claims, except in the ordinary course of business;

                  4.4.10  the Company has not waived or released any rights of a materials or substantial value howsoever arising;

                  4.4.11  any capital expenditure incurred by the Company has been set out in the Audited Accounts prepared
                          according to PRC's applicable accounting principles or
                          has been included in the unaudited accounts; and

                  4.4.12  no resolutions have been passed by the Company and nothing has been done which would be likely to
                          materially reduce the net asset value of the Company.

                                       31
0425099/AF/LC/ILWY/D8

      4.5         Bank Accounts

                  The Company has provided to the Transferee full and accurate details of each bank, or other financial institution at which the Company has an account or safety deposit box (if any) and the names of all persons authorised to draw thereon or have access thereto.

5.    LEGAL MATTERS

      5.1         Compliance with Laws

                  The business and operation carried out by the Company now and before has not violated PRC laws and regulations (including without limitation Tax laws) and its internal constitutional documents. The Company has not involved with any pending
                  decree, award, decision or judgment, or received any
                  notification from any court, tribunal, or governmental
                  authority of charges for its illegal activities brought by others. To the knowledge of the Company, no formal
                  investigation has been carried out by any court, arbitrator or government authority with respect to the Company (except for routine inspection).

      5.2         Licences and Consents

                  All the Licences, other than those listed in Schedule 12, have been obtained in full force and effect, which have been and are being complied with. None of the Licences has been
                  suspended, cancelled, modified or revoked (except for ordinary expiration, in which case, if required under PRC laws and
                  regulations, a renewal of the Licenses has been secured).

      5.3         Litigation

                  5.3.1   The Company has not received any formal written claim
                          for damages.

                  5.3.2   The Company is not involved in or to be involved as
                          plaintiff in any suit and litigation.

      5.4         Inducements

                  To the knowledge of the WSP Related Parties, no director,
                  agent or employee of the Company has used any of the assets of the Company unlawfully to obtain an advantage for any person.

                                       32

      5.5         Insolvency

                  No resolution, petition, awards, decree or other action has been made with respect to the dissolution, bankruptcy,
                  winding-up, liquidation or other similar circumstance for the
                  Company concerned. The Company is solvent and able to pay its debts as they fall due.

6.    TRADING AND CONTRACTUAL ARRANGEMENTS (EXCLUDING CONTRACTS COMPLETED OR
      TERMINATED)

      6.1         Investment Commitments

                  Other than those listed in Schedule 7 and Schedule 9, no
                  investment commitment has been entered into or proposed by the
                  Company (except for this Agreement and relevant transaction).

      6.2         Arrangements with Connected Persons

                  6.2.1   Save for the indemnity given to the former employees
                          of the Company and the relevant persons pursuant to
                          PRC statutory requirements and the agreement among the
                          Parties, there is no indebtedness nor any indemnity,
                          guarantee or security arrangement between the Company
                          and any current or former employee, current or former
                          director or any current or former consultant of the
                          Company or any person connected with any of such
                          persons (together "Connected Persons").

                  6.2.2   Unless otherwise listed in Schedule 14, the Company
                          has not before the date hereof entered into any
                          currently effective contract with any Connected
                          Person, nor entered into any currently effective
                          contract in which any Connected Person shall have an
                          interest (except for ordinary employment contract and
                          the contemplated transaction hereof). The related
                          party contracts listed in Schedule 14 have been
                          entered into on an arm length basis.

      6.3         Effect of the Transfer of Targeted Equity

                  Neither the WSP Related Parties has the knowledge of the
                  following situations:

                  (i)     To enter into, comply with, or complete this Agreement
                          will, or is likely to, cause the Company to lose any
                          right or privilege it presently enjoys (including tax
                          reduction or exemption); or

                  (ii)    To enter into, comply with or complete this Agreement
                          will, or may cause any person who normally does
                          business with the Company not to continue to do so on
                          the same basis.

                                       33

      6.4         Contracts

                  6.4.1   The Company is not, or has never been, a party to any
                          contract, commitment or arrangement which:

                          (i)   is outside the ordinary course of business;

                          (ii)  is not wholly on an arm's length basis;

                          (iii) is not compliance with any applicable law and
                                regulation.

                  6.4.2   The Company is not or has never been a party to any
                          agreement that restrict its freedom to carry on its
                          business in any part of the PRC.

                  6.4.3   All the long term contracts (refer to the contract
                          with a term more than one year) entered into by the
                          Company at the date of this Agreement have been
                          delivered to the Transferee.

      6.5         Compliance with Contracts

                  Each contract to which the Company is a party is valid, and to the knowledge of the Company, all the other parties have been complying with the terms of the contract and there is not any reason to discharge or terminate the contract.

7.    TAXATION

      The Company has within the time limits prescribed by the relevant legislation duly paid all Tax and governmental fees, and all the filed information was and remains complete and accurate in all material respects and all the returns and notices were and remain complete and accurate.

8.    ASSETS

      8.1         Title to Assets

                  All assets of the Company, including all assets listed in
                  Schedule 8 (List of Main Assets), all credits due to the
                  Company which are included in the Audited Accounts and the assets at the Balance Sheet Date used or held by the Company for the purposes of its business, were at the Balance Sheet
                  Date the absolute property of the Company.

      8.2         Insurance

                  8.2.1   All the assets of the Company are covered by the
                          insurance as specified under Schedule10.

                  8.2.2   In respect of all such insurances, all premiums and
                          any related insurance premium taxes have been duly
                          paid to date and all the policies are in full force
                          and effect and no circumstance has occurred which
                          makes any of these policies void,

                                       34

      8.3         Absence of Undisclosed Liabilities

                  The Company has no liabilities other than (i) liabilities
                  expressly disclosed or provided for in the Audited Accounts;
                  (ii) liabilities incurred in the ordinary course of business since the Balance Sheet Date; or (iii) liabilities disclosed elsewhere in this Agreement.

9.    INTELLECTUAL PROPERTY AND INFORMATION TECHNOLOGY

      9.1         Ownership

                  All Intellectual Property and Information Technology that are utilized or required in the business of the Company and all registration applications related thereto (if any):

                  9.1.1   are all legally owned by the Company or lawfully used
                          with the consent of the owner under a licence; and

                  9.1.2   are valid, and to the knowledge of the Company, are
                          not under any infringement.

10.   PROPERTY

      10.1        The particulars of the Properties shown in Schedule 4 are true and correct and shall include all Properties owned by the
                  Company.

      10.2        The Company possesses good title to the Properties free and clear of all claims or Encumbrances save as disclosed in
                  Schedule 4.

      10.3        The structure and quality of the Properties are in full
                  conformity with the national standards, and all the Buildings thereof are in good and substantial repair and condition.

      10.4        None of the Properties is in violation of any law, ordinance, regulation or directive of Wuxi, Jiangsu Province or the PRC relating to industrial hygiene or the environmental conditions on, under or about the Properties including, but not limited to, soil and ground water conditions.

      10.5        Neither the Company nor any third party has used, generated, manufactured, stored or disposed of on, under or about the
                  Real Properties or transported to or from the Real Properties any Hazardous Materials, and that no improvements on the
                  Properties, (including but not limited to the buildings and facilities), or any materials used to construct any such
                  improvements, contain Hazardous Materials, except for those necessary in the ordinary production and those used in
                  construction but which have been cleaned out of the said
                  areas.. The Hazardous Materials referred to in this Clause shall mean any flammable explosives, radioactive materials, hazardous wastes or substances, toxic wastes

                                       35

                  or substances and other related materials and any substances defined as or included in the definition of "hazardous
                  substances", "hazardous wastes", "hazardous materials" or
                  "toxic substances" under any applicable PRC, Jiangsu Province or Wuxi laws or regulations.

11.   ENVIRONMENTAL MATTERS

      11.1        The Company has obtained all requisite Environmental Licenses
                  (all of which are valid and subsisting) and has kept complying with all currently effective environmental law and the terms and conditions stated on the Environmental Licenses. All the operations or processes undertaken by the Company are in
                  conformity with the provisions of current effective
                  environmental laws. In this Agreement, "ENVIRONMENTAL LICENSE"
                  means any permit, license, authorization, consent or other approval required under or in relation to any environmental law necessary for the operation of business of the Company.

      11.2        To the knowledge of the Company, no Environmental License may be revoked, modified or suspended as a result of the Targeted
                  Equity Participation, unless as agreed by each Parties.

12.   LAND GRANTING PROCESS AND PROJECT ON NEW LAND

      12.1        Land granting process of the land use right on all Properties
                  (including C07-10, 13 and C01-03) purported to be owned by the
                  Company shall in any respect be in compliance with all
                  applicable laws and regulations and the Company shall not be subject to any further payment obligation for any land
                  granting fee or other fees and costs other than the amount of
                  RMB 8,320,000. If additional fees, costs and charges need to be paid by the Company to obtain the land use right, the
                  Transferors and Mr. Piao shall compensate the Company and hold the Company harmless form any obligation and penalty due to the land granting process.

      12.2        The proposed project for pipe manufacturing (not exceeding
                  (phi)273mm) on the land of C07-10, 13 and C01-03 shall be
                  carried out in accordance with the Schedule 7 and the costs and expenses for such projects (including the costs to acquire the land use right) shall not exceed the amount of RMB
                  520,000,000 with detailed budget in the Schedule 7. Provided that the actual costs and expenses of such projects exceed the amount of RMB 520,000,000, the Transferors and Mr. Piao shall be liable to compensate the Company for amount so exceeding.

                                       36

13.   SUBSIDIARY

      13.1        The Subsidiaries listed in the Schedule 9 of the Company shall be duly incorporated and validly existing. The equity
                  ownership by the Company of the Subsidiaries shall be legal and free of any Encumbrance. The Company has no further
                  obligation to input additional capital into the Subsidiaries.

      13.2        The Subsidiaries shall have full and legal rights to operate and own the assets and properties of their business which
                  shall be free of any Encumbrance.

14.   SOCIAL SECURITY FUNDS

      14.1        The Company has fully paid all Social Security Funds for its employee according to applicable laws and regulations and is in compliance with any labour related laws and regulations.
                  The Transferors and Mr. Piao shall be liable to compensate and hold the Company harmless from any labour and Social Security
                  Funds related liability.

                                       37

                         B. WARRANTIES OF THE TRANSFEREE

1.1   Establishment and Authority and Capacity of the Transferee to Enter Into a
      Contract

      The Transferee is a company duly incorporated and registered and validly existing under the laws of Malaysia. The Transferee has the legal power and authority to enter into and perform this Agreement and any other documents (the "Relating Documents") to be executed by the Transferee pursuant to or in connection with this Agreement which when executed will constitute valid and binding obligations on the Transferee, in accordance with their respective terms.

1.2   No Breach

      The execution and the performance by the Transferee of its obligations under this Agreement and any Relating Documents will not:

      (i)         result in a breach of any provision of the articles of
                  association or other constitutional documents of the
                  Transferee; and

      (ii)        result in a breach of or give any third party a right to
                  terminate or modify, any agreement, licence or other
                  instrument or result in a breach of any order, judgment or decree of any court or governmental agency.

                                       38

                                   SCHEDULE 4
                     PARTICULARS AND DIAGRAMS OF PROPERTIES
                 (INCLUDING SIZE, TERM OF LAND USE RIGHT, ETC.)

                          Please see attached documents

                                       39

                                   SCHEDULE 5
                       PARTICULARS OF CERTAIN RECEIVABLES

                          Please see attached documents

                                       40

                                   SCHEDULE 6
                                AUDITED ACCOUNTS
                                   (ATTACHED)

                          Please see attached documents

                                       41

                                   SCHEDULE 7
                            PROJECTS ON THE NEW LAND

                          Please see attached documents

                                       42

                                   SCHEDULE 8
                               LIST OF MAIN ASSETS

                          Please see attached documents

                                       43

                                   SCHEDULE 9
                                  SUBSIDIARIES

                          Please see attached documents

                                       44

                                   SCHEDULE 10
                                    INSURANCE
                  LIABILITY INSURANCES AND PROPERTY INSURANCES

                          Please see attached documents

                                       45

                                   SCHEDULE 11
                               MANAGEMENT ACCOUNTS
                                   (ATTACHED)

                          Please see attached documents

                                       46

                                   SCHEDULE 12
                            LICENSES NOT OBTAINED YET

                          Please see attached documents

                                       47

                                   SCHEDULE 13
                 RECEVIABLES OUTSTANDING FOR MORE THAN 6 MONTHS

                          Please see attached documents

                                       48

                                   SCHEDULE 14
                             RELATED PARTY CONTRACT

                          Please see attached documents

                                       49

                  SUPPLEMENTARY AGREEMENT TO MASTER AGREEMENT

This supplementary agreement was entered into as of February 16, 2005 by and among the following parties:

(1)  UMW ACE (L) LTD., a limited liability company duly organized and existing under the laws of Malaysia with the legal address of Brumby House, Jalan
     Bahasa, P.O. Box 80148, 87011 Labuan F.T., Malaysia (the "TRANSFEREE");

(2)  WUXI LONGHUA STEEL PIPE CO., LTD., a limited liability company duly organized and existing under the laws of China with the legal address registered with INDUSTRIAL AND COMMERCIAL ADMINISTRATION BUREAU of No. 10
     Zhujiang Road, New District, Wuxi, P.R.C. ("LONGHUA");

(3)  KING PARTNER LIMITED, a limited liability company duly organized and existing under the laws of the British Virgin Islands with the legal address of British Virgin Islands ("KING PARTNER");

(4)  WUXI QUANHUA MATERIAL CO., LTD, a limited liability company duly organized and existing under the laws of China with the legal address registered with
     INDUSTRIAL AND COMMERCIAL ADMINISTRATION BUREAU of No. 10, Zhujiang Road,
     New District, Wuxi, P.R.C. ("QUANHUA MATERIAL");

(5)  PIAO LONGHUA, a Chinese citizen of age who holds control rights over Wuxi
     Seamless Oil Pipe Co., Ltd, with ID No.: 230602196206250415 ("MR. PIAO");
     and

(6)  WUXI SEAMLESS OIL PIPES COMPANY LIMITED, a limited liability company duly organized and existing under the laws of CHINA with the legal address registered with INDUSTRIAL AND COMMERCIAL ADMINISTRATION BUREAU of No. 38
     Zhujiang Road, Xinqu, Wuxi, P.R.C. (the "COMPANY").

Whereas:

(A)  The above parties made a master agreement with regard to the COMPANY on
     October 14, 2004 (the "MASTER AGREEMENT");

(B)  At the request of the relevant party and as a full payment of the total price for transfer of the TARGET EQUITY under the MASTER AGREEMENT, on
     Dec. 29, 2004 the TRANSFEREE respectively paid an amount equal to USD
     5,330,471.46 to KING PARTNER, an amount equal to USD 5,330,471.46 to
     LONGHUA, and an amount equal to USD 213,218.87 to QUANHUA MATERIAL (for the purpose of this SUPPLEMENTARY AGREEMENT, such payments are referred to as
     "PAYMENT IN PART"), as the preconditions related to the COMPANY, the
     TRANSFEROR and MR. PIAO under Clause 3.1 of the MASTER AGREEMENT (the
     "PRECONDITIONS") were not fully satisfied prior to the date of PAYMENT IN
     PART;

(C)  LONGHUA, MR. PIAO and the COMPANY agreed on Jan. 21, 2005, that LONGHUA shall transfer all the manufacturing machine equipments under its control to the COMPANY upon the date that MR. PIAO and LONGHUA reach a mutual agreement on

     the transfer. MR. PIAO shall pay the consideration for such transfer, and
     LONGHUA shall lease part of its workshop and space to the COMPANY at RMB
     50,000 per month as the charge for usage; and

(D)  After the MASTER AGREEMENT was signed, HUAYI SPECIAL STEEL, one of the
     COMPANY's subsidiaries, has changed the relevant business plan (for purpose of this SUPPLEMENTARY AGREEMENT, such changes refer to the following: HUAYI
     SPECIAL STEEL shall rent instead of purchasing the asset that it planned to purchase and the asset which Zhang Yanhua originally planned to invest into the COMPANY as the registered capital contribution with a lease term of 5 years. After expiration of the 5-year term HUAYI SPECIAL STEEL shall transfer the residual fixed assets to Zhang Yanhua for free); HUAYI SPECIAL
     STEEL is undergoing restructuring (for purpose of this SUPPLEMENTARY
     AGREEMENT, such restructuring refers the following: HUAYI SPECIAL STEEL shall carry out capital reduction and transfer part of equity; after such capital reduction and transfer of partial equity, Zhang Yanhua shall not be shareholder of the COMPANY. The registered capital of the COMPANY shall decrease to RMB 25,500,000, of which the COMPANY shall hold 80% of the equity and MR. PIAO, on behalf of the COMPANY, shall hold the remaining 20%
     of the equity).

EACH PARTY agrees as follows:

1.   EACH PARTY agrees that PAYMENT IN PART:

     (1)  Shall be deemed as the TRANSFEREE has fully performed its obligation under Clause 2.2 of the MASTER AGREEMENT and the TRANSFEREE has paid in full the total price for the transfer; and

     (2)  Shall not be in any way understood or interpreted as any form of waiver of the Preconditions or waiver of rights under the MASTER
          AGREEMENT.

2.   EACH PARTY agrees that all the following Preconditions have been satisfied prior to the date of signing this SUPPLEMENTARY AGREEMENT:

     (1)  The COMPANY has approved, by resolution of the board of directors, the
          MASTER AGREEMENT and transfer of the TARGET EQUITY in accordance with the MASTER AGREEMENT;

     (2)  The COMPANY and the senior managing staff have signed confidentiality agreements and non-competition agreements satisfactory in form and substance to the TRANSFEREE; and

     (3)  The amended GOVERNMENT APPROVAL (namely the third draft) has been filed and registered with the INDUSTRIAL AND COMMERCIAL ADMINISTRATION
          BUREAU.

3.   Each Party agrees that due to changes of HUAYI SPECIAL STEEL and its restructuring, the Preconditions under the MASTER AGREEMENT (including
     Clause 3.1.1(e) thereunder, Clause 13 in Appendix 3, and Appendix 9) with regard to the COMPANY, the TRANSFEROR and MR. PIAO have not been satisfied and the promises

     made by the COMPANY, the TRANSFEROR and MR. PIAO under Clause 4.1.12 of the
     Master Agreement have been broken (for purpose of this SUPPLEMENTARY
     AGREEMENT, such unsatisfied Preconditions and breaches are collectively referred to "NONCONFORMITY" ). For interests of the Parties,

     (1)  The TRANSFEREE hereby waives the right to request that the COMPANY, the TRANSFEROR and MR. PIAO continue to satisfy the aforesaid
          PRECONDITIONS and promises; and

     (2)  The COMPANY, the TRANSFEROR and MR. PIAO hereby commit to assume joint and several liability for any loss, damage and compensation, expenses, fees, debts or claims (including such loss, damages and compensations, expenses, fees, debts or claims as occur during defense of or settlement of claims for such liabilities) which the TRANSFEREE directly or indirectly suffered for the NONCONFORMITY with regard to
          HUAYI SPECIAL STEEL.

4.   After signing the SUPPLEMENTARY AGREEMENT, the COMPANY, the TRANSFEROR and
     MR. PIAO together shall issue a certificate to the TRANSFEREE, which specifies that all Preconditions (except that under Clause 3.1.1 of the
     MASTER AGREEMENT related to the TRANSFEREE) have been satisfied in accordance with the MASTER AGREEMENT and this SUPPLEMENTARY AGREEMENT.

5.   EACH PARTY agrees that the agreement signed by and between LONGHUA, MR.
     PIAO and the COMPANY on January 21, 2005 has violated their obligations under Clause 4.12 of the MASTER AGREEMENT (the "VIOLATIONS"). For interests of each party,

     (1)  The TRANSFEREE hereby waives the rights under the MASTER AGREEMENT for such VIOLATIONS and the corresponding remedies; and

     (2)  The COMPANY, the TRANSFEROR and MR. PIAO hereby commit to acquire ownership rights of all the manufacturing equipment of LONGHUA by the end of 2005.

6.   EACH PARTY agrees that KING PARTNER, as the recipient to the BONUS under the MASTER AGREEMENT, may instruct the TRANSFEREE to directly pay each
     BONUS to Regalia Investments Holdings Ltd. ("Regalia"), as the
     representative of KING PARTNER, a limited liability company organized and existing under the laws of Malaysia, provided that King Partner issues an authorization letter authorizing the TRANSFEREE to make payment to Regalia, and a compensation commitment letter satisfactory to the TRANSFEREE. Under such circumstances, each payment to Regalia made by the TRANSFEREE in accordance with KING PARTNER's instructions shall be deemed as the
     TRANSFEREE's full performance of its obligation to pay the corresponding
     BONUS to KING PARTNER under the MASTER AGREEMENT.

7.   Unless otherwise clearly stipulated under this SUPPLEMENTARY AGREEMENT, the
     TRANSFEREE hereby retains all rights and remedies it may claim under the
     MASTER AGREEMENT.

This SUPPLEMENTARY AGREEMENT shall form an integral part of the MASTER AGREEMENT and all terms in bold and italic used in this SUPPLEMENTARY AGREEMENT without definition shall have the same meaning as those defined in the MASTER AGREEMENT.
In case of nonconformity or discrepancy between this SUPPLEMENTARY AGREEMENT and the MASTER AGREEMENT, this SUPPLEMENTARY AGREEMENT shall prevail.

This SUPPLEMENTARY AGREEMENT is signed by duly authorized representatives of each Party with eight original copies both in English and in Chinese.

Signature Page

UMW ACE (L) LTD.

                                          Witnessed by:

/s/ Dato' Dr Abdul Halim bin Harun        /s/ Meor Mohar Azhar bin Abd Ghani
------------------------------------      ----------------------------------
Authorized representative:                Meor Mohar Azhar bin Abd Ghani
Name: Dato' Dr Abdul Halim bin Harun
Title: Chairman
                                          /s/ Eddie Tan Beng Hoe
                                          ----------------------------------
                                          Eddie Tan Beng Hoe

/s/ Zulkifly bin Zakaria
------------------------------------
Authorized representative:
Name: Zulkifly bin Zakaria
Title: Director

WUXI LONGHUA STEEL PIPE CO., LTD.

/s/  (seal)                               Witnessed by: /s/
------------------------------------      ---------------------------------

Authorized representative:
Name:
Title:

KING PARTNER LIMITED

/s/                                       Witnessed by: /s/
------------------------------------      ---------------------------------

Authorized representative:
Name:
Title:

WUXI QUANHUA MATERIAL CO., LTD

/s/ (seal)                             Witnessed by: /s/
------------------------------------                 --------------------------

Authorized representative:
Name:
Title:

WUXI SEAMLESS OIL PIPES COMPANY LIMITED

/s/                                    Witnessed by: /s/
------------------------------------                 --------------------------

Authorized representative:
Name:
Title:

MR. LONGHUA PIAO

/s/                                    Witnessed by: /s/
------------------------------------                 --------------------------